UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2014 (August 22, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”) and Caesars Entertainment Corporation (“CEC”) consummated the transaction (the “Transaction”) contemplated by the previously announced Note Purchase and Support Agreement entered into as of August 12, 2014 (the “Note Purchase and Support Agreement”) by and among CEOC, CEC and certain holders (the “Holders”) of CEOC’s outstanding 6.50% Senior Notes due 2016 (“2016 Notes”) and 5.75% Senior Notes due 2017 (“2017 Notes” and, together with the 2016 Notes, the “Notes”).

In connection with the closing, as part of a simultaneous transaction, (i) the Holders sold to CEC and CEOC an aggregate principal amount of approximately $89.4 million of the 2016 Notes and an aggregate principal amount of approximately $66.0 million of the 2017 Notes, (ii) CEC paid the Holders a ratable amount of $77.7 million of cash in the aggregate, (iii) CEOC paid the Holders a ratable amount of $77.7 million of cash in the aggregate, (iv) CEOC paid the Holders accrued and unpaid interest in cash and (v) CEC contributed approximately $426.6 million aggregate principal amount of the Notes to CEOC for cancellation. Upon the closing of the Transaction, CEOC’s outstanding indebtedness decreased by approximately $582.0 million.

As part of the Transaction, with the consent of the Holders, who represent $237.8 million aggregate principal amount of the Notes and greater than 51% of each series of the Notes that are held by non-affiliates of CEC and CEOC, CEOC and the trustees for the Notes entered into supplemental indentures to the indentures governing the Notes to (A) remove provisions relating to CEC’s guarantee of the Notes and (B) modify the covenant restricting disposition of “substantially all” of CEOC’s assets to measure future asset sales based on CEOC’s assets as of the date of the supplemental indentures (collectively, the “Indenture Amendments”). In addition, with the consent of the Holders, CEOC and the trustees for the Notes also entered into supplemental indentures to the indentures governing the Notes to amend a ratable amount of approximately $82.4 million face amount of the 2016 Notes and 2017 Notes held by the Holders (the “Amended CEOC Notes”) to include provisions that holders of such two series of the Amended CEOC Notes will be deemed to consent to any restructuring of Notes and Amended CEOC Notes that has been consented to by holders of at least 10% of the outstanding 2016 Notes and 2017 Notes, as applicable (in each case, not including such series of Amended CEOC Notes or any Notes held by affiliates of CEOC), if the restructuring provides no less favorable consideration to any holder of such series of Amended CEOC Notes than to any holder of Notes of the same series, and certain other terms and conditions are satisfied. The Indenture Amendments and the Amended CEOC Notes were effective as of August 22, 2014, the closing date of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: August 22, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary